UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, DC 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of

The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported)

August 21, 2009

IKANOS COMMUNICATIONS, INC.

(Exact name of registrant as specified in its charter)

DELAWARE	000-51532	73-1721486
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

47669 Fremont Boulevard

Fremont, CA 94538

(Address of principal executive offices, including zip code)

(510) 979-0400

(Registrant’s telephone number, including area code)

Not Applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 2.01	Completion of Acquisition or Disposition of Assets.

On August 24, 2009, Ikanos Communications, Inc. (“Ikanos” or the “Company”) completed the acquisition (the “Acquisition”) of Conexant Systems, Inc. (“Conexant”)’s Broadband Access (“BBA”) product line pursuant to the terms of an Asset Purchase Agreement dated April 21, 2009 (the “Agreement”) and filed in a Current Report of the Company on Form 8-K on April 24, 2009.

Assets purchased pursuant to the Agreement include, among other assets, product-related intellectual property, patents, specified fixed assets and inventory, for a total purchase price of $54 million in cash and the assumption of certain employee and facility related liabilities.

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

(b) Resignation of Directors

On August 21, 2009, at a special meeting of Ikanos’ stockholders (the “Stockholder Meeting”), the Ikanos stockholders approved the issuance of (i) 24 million shares of Ikanos Common Stock, (ii) warrants to purchase up to 7.8 million shares of Ikanos Common Stock (the “Warrants”), and (iii) a single “Voting Share” of Series A Preferred Stock to certain entities affiliated with Tallwood Venture Capital (the “Tallwood Investors”) in accordance with the terms of the Securities Purchase Agreement signed by the parties on April 21, 2009 (the “Securities Purchase Agreement”). Ikanos completed the issuance and sale of the Common Stock, the Warrants and the Series A Preferred Stock to the Tallwood Investors on August 24, 2009.

Pursuant to the terms of the Securities Purchase Agreement, effective on August 24, 2009, Mr. Gopal Venkatesh and Ms. Elizabeth Fetter resigned from the Company’s Board of Directors and Audit and Compensation Committees of the Company. Mr. Venkatesh and Ms. Fetter’s resignation from the Board did not involve any disagreement with the Company.

(c) Appointment of Officer

On August 24, 2009, upon the completion of the Acquisition, Craig Garen has joined the Company as Chief Operating Officer. Before joining Ikanos, Garen, 51, was senior vice president and general manager of Conexant’s Broadband Access business from 2007 to 2009. Prior to Conexant, Garen served as senior vice president of LSI Corporation’s Mobility Division from 2006 to 2007, after serving at Agere Systems from 2001 to 2006. At Agere Systems, Garen’s positions included vice president of engineering for the Telecom Division, and general manager of the company’s Broadband Access business unit. Before Agere Systems, Garen served as general manager of Client Access for Lucent Technologies’ Microelectronics Group. Garen also worked for AT&T’s Microelectronics Group, and for AT&T’s Bell Labs.

Garen’s employment offer letter with Ikanos sets his annual base salary at $300,000. At such time as he relocates from his current office location in Red Bank, NJ to the Company’s headquarters in Fremont, CA, his salary will be increased to no less than $312,000, and he will receive a lump sum of $100,000 for relocation costs. Garen’s 2009 annual target bonus amount will be set at 60% of his base salary, prorated for the portion of the year he is employed by Ikanos as Chief Operating Officer. The employment offer also provides that Garen will receive a grant of at least 250,000 options to purchase Ikanos common stock upon approval of the Company’s Compensation Committee. He will also be eligible for other employee benefits offered to other employees and executives, including health insurance.

If the Company terminates Garen without cause, he will be entitled to receive severance payments equal to nine months’ base salary, two-thirds of his annual on-target bonus, accelerated vesting of twenty-five percent of the unvested portion of any equity grant, and COBRA benefits for up to nine months, based upon eligibility requirements under the COBRA rules. If, within twelve months of a change of control, Garen is terminated without cause or resigns for “good reason” (as defined in his employment offer letter), he is entitled to severance payments equal to twelve months’ base salary, one hundred percent of his annual on-target bonus, accelerated vesting of fifty percent of the unvested portion of any equity grant, and COBRA benefits for up to twelve months, based upon eligibility requirements under the COBRA rules.

(d) Election of Directors

Effective August 24, 2009, pursuant to the Securities Purchase Agreement and the terms of the Company’s Certificate of Designation of Series A Preferred Stock, Mr. George Pavlov joined the Company’s Board of Directors as a Class I director with a term expiring at the annual meeting of stockholders in 2012. George Pavlov has been a General Partner of Tallwood Venture Capital since 2002. Prior to joining Tallwood, Mr. Pavlov was CEO of eTime Capital Inc., an enterprise software and services company, from 2000 to 2002. Earlier, he was General Partner and Chief Financial Officer of Mayfield Fund, a venture capital firm, from 1996 to 2000. From 1991 to 1996, he was the Chief Financial Officer and Managing Director of Blum Capital Partners, a private equity firm and registered investment advisor. Mr. Pavlov also held several financial and sales management positions at NeXT Computer. Mr. Pavlov holds a B.S. degree in Accounting from Boston College. Mr. Pavlov is currently on the boards of directors of Abound Logic, Inc, Alphion Corporation, Amulaire Thermal Technology, Astute Networks Inc., Audience Inc., Calypto Design Systems, Inc., Crossing Automation Inc., Ozmo, Inc., Quintic Corporation, and SVTC Technologies, each a private company.

Also effective August 24, 2009, pursuant to the Securities Purchase Agreement and the terms of the Company’s Certificate of Designation of Series A Preferred Stock, Mr. Dado Banatao joined the Company’s Board of Directors as a Class III director with a term expiring at the annual meeting of stockholders in 2011. Dado Banatao has been a Managing Partner of Tallwood Venture Capital since June 2000. Prior to forming Tallwood, Mr. Banatao was a venture partner at the Mayfield Fund, a venture capital firm, from January 1998 to May 2000. He co-founded three technology startups: S3 Graphics, Chips & Technologies and Mostron. He also held positions in engineering and general management at National Semiconductor Corporation, Seeq Technologies, Intersil Corporation and Commodore International. Mr. Banatao holds a B.S.E.E. degree, cum laude, from the Mapua Institute of Technology in the Philippines and an M.S. in Electrical Engineering from Stanford University. Mr. Banatao is on the board of directors of CSR PLC, a public company traded on the London Stock Exchange. Mr. Banatao also serves as Chairman of InPhi Corporation, Quintic Corporation, and Sequoia Communications and is on the boards of directors of Alphion Corporation, Pixim Inc., Redfern Integrated Optics, Inc., T-RAM Semiconductor, Inc., and Wilocity Inc., each a private company.

(e) Modifications to Company’s 2004 Equity Incentive Plan

On August 21, 2009, at the Stockholder Meeting, the Ikanos stockholders approved amendments and modifications to the Company’s Amended and Restated 2004 Equity Incentive Plan (the “Plan”). Two modifications were approved. First, an additional 5.5 million shares were added to the Plan so that stock options could be awarded to new employees joining the Company as a result of the acquisition of the Conexant BBA product line. Second, changes were approved to allow Ikanos to continue to deduct in full for federal income tax purposes the compensation recognized by its executive officers in connection with certain awards granted under the Plan.

Item 5.03	Amendments to Articles of Incorporation or Bylaws; Change in Fiscal Year.

On August 21, 2009, at the Stockholder Meeting, the Ikanos stockholders approved an amendment (“The Certificate of Amendment”) to the Company’s Certificate of Incorporation. The Certificate of Amendment amends and replaces in its entirety the first paragraph of Article IV of the Company’s Amended Certificate of Incorporation in order to increase the total shares authorized to 100,000,000 shares, consisting of 99,000,000 shares of Ikanos Common Stock, par value $0.001 per share, and 1,000,000 shares of undesignated preferred stock, par value $0.001 per share. The Amended Certificate of Incorporation had previously authorized 51,000,000 shares, consisting of 50,000,000 shares of Common Stock, par value $0.001 per share, and 1,000,000 shares of undesignated preferred stock, par value $0.001 per share.

On August 21, 2009, pursuant to the terms of the Securities Purchase Agreement, Ikanos filed with the Secretary of State of the State of Delaware the Certificate of Amendment and the Certificate of Designation of Series A Preferred Stock.

Pursuant to the Certificate of Designation of Series A Preferred Stock, so long as the Tallwood Investors beneficially own in the aggregate at least 35% of the outstanding shares of Ikanos Common Stock (including shares underlying the Warrants), the number of directors comprising Ikanos’ Board of Directors will be seven, and the Tallwood Investors will have the right to nominate and elect three directors to the Board. Following the period the Tallwood Investors beneficially own, in the aggregate, at least 35% of the outstanding shares of Ikanos Common Stock (including shares underlying the Warrants), the Tallwood Investors will have the right to nominate and elect the number of directors proportional to the percentage of outstanding Ikanos Common Stock beneficially owned by the Tallwood Investors, rounded to the nearest whole number. If the Tallwood Investors do not beneficially own any shares of Ikanos Common Stock (excluding shares underlying the Warrants), then they will not have the right to nominate and elect any directors to the Board.

Also on August 21, 2009, the Company’s board of directors, acting by unanimous written consent, approved an amendment to the Company’s bylaws increasing the Board of Directors from six to seven members.

Item 8.01	Other Events.

On August 24, 2009, Ikanos issued a press release announcing that the Company completed the acquisition of Conexant’s Broadband Access Product line, closed the investment by the Tallwood Investors, as well as the changes to the Company’s Board of Directors. A copy of the press release is furnished herewith as Exhibit 99.1 and is incorporated by reference herein.

Item 9.01	Financial Statements and Exhibits.

(d) Exhibits

Exhibit No.	Description
3.1	Certificate of Amendment to the Amended Certificate of Incorporation dated August 21, 2009.

3.2	Certificate of Designation of Series A Preferred Stock dated August 21, 2009.

99.1	Press Release issued August 24, 2009.*

*	Furnished, not filed.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

IKANOS COMMUNICATIONS, INC.

By:	/s/ Noah D. Mesel
Noah D. Mesel Vice President and General Counsel

Date: August 25, 2009

EXHIBIT INDEX

Exhibit No.	Description
3.1	Certificate of Amendment to the Amended Certificate of Incorporation dated August 21, 2009.

3.2	Certificate of Designation of Series A Preferred Stock dated August 21, 2009.

99.1	Press Release issued August 24, 2009.*

*	Furnished, not filed.